UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 15, 2015, MobileIron, Inc. (the “Company”) entered into a lease with WTA Middlefield LLC (the “Landlord”), effective as of May 14, 2015, for 43,466 square feet of office space located at 490 E. Middlefield Road, Mountain View, California (the “Lease”).

The term of the Lease is for a period of 90 months, with an estimated commencement date of the earlier of (i) November 1, 2015 or (ii) the date the landlord terminates the current lease and delivers possession to the Company. The Company has an option to extend the term of the lease for an additional five years, which would commence upon the expiration of the term, at a market rate determined according to the lease.

The total monthly base rent under the lease for the leased facility will be as follows:

Months of Lease Term	Monthly Base Rent
11/01/2015 – 12/31/2015	$0.00
01/01/2016 – 10/31/2016	$189,077.00
11/01/2016 – 10/31/2017	$194,749.00
11/01/2017 – 10/31/2018	$200,592.00
11/01/2018 – 10/31/2019	$206,610.00
11/01/2019 – 10/31/2020	$212,808.00
11/01/2020 – 10/31/2021	$219,192.00
11/01/2021 – 10/31/2022	$225,768.00
11/01/2022 – 04/30/2023	$232,541.00

In connection with its entry into the Lease, the Company is obligated to deliver a letter of credit to the Landlord in the amount of $1,500,000.

The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description
10.1	Lease, dated May 14, 2015, by and among the Company and WTA Middlefield LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: May 20, 2015	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Lease, dated May 14, 2015, by and among the Company and WTA Middlefield LLC.